Exhibit 99.1

2 0 1 6 A N N UA L R E P O R T

TAbLE Of cONTENTs Consolidated Financial Highlights 4 Message to the Shareholders 5 Executive Management and Board of Directors 8 Officers 9 Shareholder Information 12 2016 ANNUAL REPORT HIGHLIGHTS 3

CONSOLIDATED FINANCIAL HIGHLIGHTS hIGhLIGHTS (dollars in thousands, except per share datafOR ThE YEAR 2016 2015 % Change Interest and Dividend Income $94,315 $87,178 8.2% Interest Expense 13,028 12,471 4.5% Net Interest Income 81,287 74,707 8.8% Non-interest Income 17,691 17,094 3.5% Non-interest Expense 67,118 58,752 14.2% Net Income 20,540 22,197 (7.5%) Net Income Return on: Average Assets 0.85% 0.99% (14.1%) Average Equity 9.69% 11.23% (13.7%) AT YEAR ENd Assets $2,573,821 $2,285,136 12.6% Loans, net of unearned 1,870,870 1,577,789 18.6% Deposits 2,017,522 1,815,053 11.2% Shareholders’ Equity 211,784 201,913 4.9% PER shARE dATA Net Income, diluted $1.42 $1.54 (7.8%) Dividends 0.66 0.66 0.0% Book Value 14.64 14.01 4.5% Market Value 26.74 18.03 48.3% 4 CNB FINANCIAL CORPORATION

MESSAGE TO OUR SHAREHOLDERS, CUSTOMERS, EMPLOYEES & FRIENDS: CNB Financial Corporation entered 2016 having just completed a major renovation and expansion of its headquarters. Upon completion of this investment, several other strategic initiatives began—including upgrades to the core processing system with enhanced electronic banking services; the construction of three new facilities across the Bank’s divisions; and various staffing enhancements to better serve our growth and to provide better coverage of the continued increase in regulatory burdens. It’s a pleasure to announce that the system upgrade is complete and already improving our ability to provide modern, state-of-the-art services to our customers. Also, as you read this report, all three new offices, including the FCBank headquarters in Worthington, Ohio, the ERIEBANK office in Ashtabula, Ohio, and the CNB Bank office in Blair County, Pennsylvania, are open and serving their respective communities. Finally, we have added an appropriate number of new positions to our operations staff to fully support our growth in the near future. In short, our major infrastructure projects are complete. Several other significant initiatives occurred over the past year. Some of these initiatives had a negative impact on 2016 earnings; however, each project better positions CNB for future growth and stronger earnings. In the second quarter, CNB prepaid $40 million of Federal Home Loan Bank of Pittsburgh fixed-rate borrowings. This will give CNB a positive reduction in cost of funds. Early in the third quarter, we completed the acquisition of Lake National Bank. The two new locations, as well as their staff and customers (including a significant number of manufacturing companies in Lake County, Ohio), have been welcomed into our ERIEBANK division. We are highly optimistic that this merger will provide CNB with a major growth area for many years to come, especially in the commercial and industrial sector. Also in the third quarter, CNB Financial Corporation announced a $50 million subordinated debenture offering. The proceeds of this issuance have been contributed to CNB Bank to increase its capital ratios and provide further support of future growth. In addition to this debt issuance to improve capital, a common stock offering was announced and completed in the first quarter of 2017 to raise $20 million. This capital will bolster the Corporation’s tangible common equity position. CNB expects to see earnings improve from 2016 as the growth in earning assets and the updated infrastructure continue to be put to work. The internal growth of capital through enhanced earnings should provide a continual source of capital for the future. CNB’s most exciting news in 2016 was the announcement of its newest division, Bank on Buffalo, which will serve Erie County of New York along with the surrounding counties of Western New York. The decision to move into this region with a de novo operation came after an extensive evaluation of the market and the competition, as well as a search for the key executive from the area to spearhead the market’s development. Just prior to this announcement, two large regional financial institutions (KeyBank and First Niagara Bank) announced their merger. This merger of two companies that hold significant market share in the area only increases the excitement for our newest division. Bank on Buffalo, which has already opened its first full-service office and has two other sites under agreement to open in the late second or early third quarter of 2017, will primarily focus on the large number of commercial and industrial businesses that operate in the market. All of the previously noted events resulted from management’s implementation of the Board-approved strategic plan, which revolves around the philosophy, “Look for a way to say yes to your customers, co-workers, and community, every time.” This very simple statement encompasses our company’s culture in a succinct way. The plan further defines this philosophy with five pillars of success: 1. Leadership in Local Communities – a differentiating factor is CNB’s level of investment and leadership in local communities. 2. Exceptional Customer Experience – CNB staff must provide consistently exceptional customer service, which in turn will lead to positive customer experiences (CX); an enterprise-wide CX plan has been implemented.

fINANcIALs ASSET GROWTH (in thousands) 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2,200 2,400 2012 $1,773,079 2013 $2,131,289 2014 $2,189,213 2015 $2,285,136 2016 $2,573,821 LOANS, NET OF UNEARNED (in thousands) 0 125 250 375 500 625 750 875 1,000 1,125 1,250 1,375 1,500 1,625 1,750 1,875 2012 $927,824 2013 $1,295,363 2014 $1,355,289 2015 $1,577,798 2016 $1,870,870 NET INTEREST INCOME (in thousands) $ 0 $8 $16 $ 24 $ 32 $ 40 $ 48 $ 56 $ 64 $ 72 $ 80 2012 $53,209 2013 $59,204 2014 $74,595 2015 $74,707 2016 $81,287 EARNINGS PER SHARE (diluted) $.00 .15 .30 .45 .60 .75 .90 1.05 1.20 1.35 1.50 1.65 2012 $1.38 2013 $1.29 2014 $1.60 2015 $1.54 2016 $1.42 6 CNB FINANCIAL CORPORATION

Message to the Shareholders continued… 3. Employee Development – a critical component of workplace culture and employee satisfaction is the continued training and development of staff. 4. A Consistent Approach to Growth – CNB will proactively evaluate targets for de novo and/or acquisition potential. This includes both geographical areas and financial institutions. CNB Bank will continue to operate as CNB Bank, ERIEBANK, FCBank, and Bank on Buffalo; each market has a unique marketing and growth strategy with operational support from the bank, but is led by market Presidents. 5. A Solid Foundation of Technology – Deeply entwined in every aspect of our service model is the need for current technology. As noted, employee development is critical to CNB’s success. Efforts to provide a comfortable and pleasant work environment include competitive compensation, a wellness program, and up-to-date technology. Our team is also provided with a significant retirement plan opportunity so that each associate can have peace of mind regarding retirement and better focus on today’s challenges. In addition to all of this, each employee has access to a comprehensive benefits package that offers flexibility depending on his or her individual needs. There is a school of thought that asks, “What if we train them and they leave?” To which we respond, “What if we don’t and they stay?” Training is paramount and continuous for our entire team. From online courses to off-site training provided by experts in their field, everyone in the Corporation has formal training each year. Today’s technology and ever-increasing regulations are just two of the many reasons we must continue to evolve our training methods. Recently, CNB developed a two-year Leadership Institute that focuses on management techniques as well as individual characteristics and demeanor. CNB will continue to evolve its training methods with the constant changes that occur in the banking industry. Perhaps the most humbling and memorable event of the year occurred in November 2016. CNB Financial Corporation was invited to ring the closing bell at NASDAQ National Markets on the day following Election Day. It was, without a doubt, a very historic day. The market reacted very positively and the day closed with a total green board behind us. CNB’s stock was included in the rally and I, personally, felt very honored to represent the Corporation along with eleven executives and directors. Change, challenge, and opportunity are the focus for 2017. Many things in business can be controlled, but for everything that can, there is something that can’t. Regulations, consumers, the economy, and politics are some examples. This year appears to be poised for unpredictability, which began with the latest election, as many changes are being considered. Regulatory relief and tax reform appear to be on the horizon. In addition, oil and gas exploration and development are beginning to ramp up. Whatever the changes are, we must be prepared for their impact on the bank and its customers. Our Corporation is in touch with both the state and federal associations that help to drive the policy for each body’s regulatory agenda. Through this involvement, our voices are being heard and we are hopeful that changes will be made to benefit our customers. Regardless of the outcome, we will stay very close to the discussions so that we can address any resulting challenges. We truly appreciate your ownership and interest in CNB Financial Corporation. Joseph B. Bower, Jr. President and Chief Executive Officer

EXECUTIVE MANAGEMENT & BOARD OF DIRECTORS

Corporate Officers, CNB Financial Corporation

Joseph B. Bower, Jr.
President & Chief Executive Officer

Richard L. Greslick, Jr.
Secretary

Brian W. Wingard
Treasurer & Principal Financial Officer

Executive Officers, CNB Bank

Joseph B. Bower, Jr.
President & Chief Executive Officer

Mark D. Breakey
Senior Executive Vice President & Chief Credit Officer

Joseph E. Dell, Jr.
Senior Executive Vice President & Chief Commercial Banking Officer

Richard L. Greslick, Jr.
Senior Executive Vice President, Chief Operating Officer

Mary Ann Conaway
Executive Vice President, Human Resources

Leanne D. Kassab
Executive Vice President, Customer Experience

Steven R. Shilling
Executive Vice President, Private Client Solutions

Brian W. Wingard
Executive Vice President & Chief Financial Officer

Board of Directors

CNB Financial Corporation and CNB Bank

Peter F. Smith
Chairman of the Board
Attorney at Law

Joseph B. Bower, Jr.
President and Chief Executive Officer, CNB Financial Corporation; President & Chief Executive Officer, CNB Bank

William F. Falger
Retired, Formerly President & Chief Executive Officer, CNB Financial Corporation, CNB Bank

Richard L. Greslick, Jr.
Secretary, CNB Financial Corporation; Senior Executive Vice President & Chief Operating Officer, CNB Bank

Dennis L. Merrey
Retired, Formerly President, Clearfield Powdered Metals, Inc. (Manufacturer)

Robert W. Montler
President & Chief Executive Officer, Lee Industries and Keystone Process Equipment (Manufacturer)

Joel E. Peterson
President, Clearfield Wholesale Paper (Wholesaler)

Deborah Dick Pontzer
Economic Development & Workforce Specialist, Office of Congressman Glenn Thompson

Jeffrey S. Powell
President, J.J. Powell, Inc. (Petroleum Distributor)

James B. Ryan
Retired, Formerly Vice President of Sales, Marketing, Windfall Products, Inc. (Manufacturer)

Nick Scott, Jr.
Vice President & Owner, Scott Enterprises (Hospitality Industry)

Richard B. Seager
President and Chief Executive Officer, Journey Health System (Health Services)

Frank Straub
Managing Officer and Director, St. Marys Pharmacy, Inc. and Bennetts Valley Pharmacy, Inc. (Pharmaceuticals)

Peter C. Varischetti
President, Varischetti Holdings, LLC



8 CNB FINANCIAL CORPORATION

OFFICERS

Administrative Services

Timothy A. Bracken
Vice President, Controller

Carolyn B. Smeal
Vice President, Operations

Susan M. Warrick
Vice President, Operations

Becky A. Coleman
Assistant Vice President, Operations

Shannon L. Irwin
Assistant Vice President, Human Resources

Paul A. McDermott
Assistant Vice President, Facilities

Kylie Ogden
Assistant Vice President, Compliance

John H. Sette
Assistant Vice President, Information Systems

B.J. Sterndale
Assistant Vice President, Training

Erin L. Brimmeier
Operations Officer

Thomas B. Gilmore
Information Technology Manager

Amy B. Potter
Marketing Officer

Jessica A. Shaffner
Enterprise Support Officer

Brenda L. Terry
Banking Officer

CNB Bank

Greg M. Dixon
CNB Market Executive

Jeffrey W. Alabran
Senior Vice President, Commercial Banking, Indiana

Michael E. Haines
Vice President, Commercial Banking, St. Marys

Karen R. Pfingstler
Vice President, Commercial Banking, DuBois

Matthew Q. Raptosh
Regional Vice President, Commercial Banking, Blair County

Joseph H. Yaros
Vice President, Commercial Banking, Bradford

David W. Ogden
Vice President, Credit Administration

Eileen F. Ryan
Vice President, Mortgage Lending

Ruth Anne Ryan-Catalano
Vice President, Retail Banking

C. Brett Stewart
Vice President, Commercial Banking, Indiana

Christopher L. Stott
Vice President, Director of Private Banking

Mary A. Baker
Assistant Vice President, Market Manager, Northern Cambria Office

Vickie L. Baker
Assistant Vice President, Market Manager, Bradford Main Office

Katie M. Whysong
Assistant Vice President, Commercial Banking

James C. Davidson
Assistant Vice President, Private Banking

Denise J. Greene
Assistant Vice President, Private Banking

Cory K. Johnston
Assistant Vice President, Credit Administration

Katie A. Penoyer
Assistant Vice President, Treasury Services

Heather D. Serafini
Assistant Vice President, Private Banking

Judy L. Barry
Banking Officer, Portfolio Manager

Lori L. Curtis
Community Office Manager, Philipsburg Plaza Office

Autumn F. Farley
Commercial Banking Officer

Beverly A. Greene
Banking Officer, Portfolio Manager

Caroline Henry
Community Office Manager, Philipsburg Presqueisle Street Office

Tyler A. Kirkwood
Commercial Banking Officer

Heather Koptchak
Market Manager

Jacklyn M. Lantzy
Community Office Manager, Blair County Office

Lisa A. Marchiori
Community Office Manager, DuBois Office

James V. Masone
Assistant Commercial Banking Officer

Alesia N. McElwee
Community Office Manager, Clearfield Main Office

Dustin A. Minarchick
Commercial/Retail Banking Officer

Andrew V. Nedzinski
Assistant Commercial Banking Officer

Nadine J. Rodgers
Banking Officer, Indiana

Douglas M. Shaffer
Community Office Manager, Punxsutawney Office

Lori D. Shimel
Community Office Manager, Houtzdale and Madera Offices

Sherry Wallace
Mortgage Banking Officer

Gregory R. Williams
Banking Officer, Clearfield

Joel M. Zupich
Credit Officer

Kevin C. Wain
Community Office Assistant Manager, Clearfield Industrial Park Road Office

Wealth & Asset Management Services

Craig C. Ball
Vice President, Wealth & Asset Management

Eric A. Johnson
Vice President, Wealth & Asset Management

Glenn R. Pentz
Vice President, Wealth & Asset Management

Calvin R. Thomas, Jr.
Vice President, Wealth & Asset Management

Andrew D. Franson
Assistant Vice President, Wealth & Asset Management

R. Michael Love
Assistant Vice President, Wealth & Asset Management

Dorthy M. Turner
Wealth & Asset Management Officer

2016 ANNUAL REPORT HIGHLIGHTS 9

OFFICERS & AFFILIATES

ERIEBANK, a Division of CNB Bank

David J. Zimmer
President

Steven M. Cappellino
Senior Vice President, Regional Manager, Crawford County

William L. DeLuca, Jr.
Senior Vice President, Commercial Banking

Andrew L. Meinhold
Senior Vice President, Regional Manager, Lake County

David P. Bogardus
Vice President, Commercial Banking, Ashtabula Office

Betsy C. Bort
Vice President, Commercial Banking

Scott O. Calhoun
Vice President, Commercial Banking

Timothy A. Flenner
Vice President, Commercial Banking, Mentor Center Office

Christine Hartog
Vice President, Market Manager, Community Office Manager, Mentor Center Office

Eryn C. Medved
Vice President, Commercial Banking & Treasurey Services, Mentor Center Office

Joshua P. Miller
Vice President, ERIEBANK Investment Advisors

Larry G. Morton, Jr.
Vice President, ERIEBANK Investment Advisors

Gregory A. Noon
Vice President, Commercial Banking, Warren Office

John M. Schulze
Vice President, Commercial Banking

William J. Vitron, Jr.
Vice President, ERIEBANK Investment Advisors

Thomas J. Walker
Vice President, Commercial Banking, Warren Office

J. Allen Weaver
Vice President, Commercial Banking Team Leader, Mentor Center Office

Kelly S. Buck
Assistant Vice President, Private Banking

Chrystal M. Fairbanks
Assistant Vice President, Community Office Manager/Private Banking, Ashtabula Office

Denise E. Gelofsack
Assistant Vice President, Portfolio Manager, Mentor Center Office

Carla M. Higgins
Assistant Vice President, Commercial Banking

Allison M. Hodas
Assistant Vice President, Treasury Services

Katie J. Jones
Assistant Vice President, Market Manager

Barbara A. Macks
Assistant Vice President, ERIEBANK Investment Advisors

Julie L. Martin
Assistant Vice President, Commercial Services

James R. Miale
Assistant Vice President, Commercial Banking, Meadville Office

Timothy J. Roberts
Assistant Vice President, Commercial Banking

Paul D. Sallie
Assistant Vice President, Private Banking

Russell G. Daniels
Commercial Banking Officer

Erin L. Bednaro
Community Office Manager, Interchange Office

Robert P. Cannon
Community Office Manager, Midland Office

Tracie A. Harmon
Community Office Manager, Vernon Office

Jaclyn R. Italiani
Community Office Manager, Downtown Office

Brenda G. Shaffer
Community Office Manager, Harborcreek Office

Helicia E. Sonney
Community Office Manager, Asbury Office

Theresa L. Swanson
Community Office Manager, Warren Office

Mary J. Taormina
Community Office Manager, Meadville Office

John R. VanTassel
Treasury Services Officer

Abigail L. Williams
Community Office Manager, West 12th Street Office

Debra A. Masone
Community Office Assistant Manager, Meadville Office

ERIEBANK Regional Board of Advisors

David J. Zimmer
Chairman of the Board, President, ERIEBANK

Joseph B. Bower, Jr.
President and Chief Executive Officer, CNB Financial Corporation, CNB Bank

Mark D. Breakey
Senior Executive Vice President & Chief Credit Officer, CNB Bank

Gary L. Clark
Chief Executive Officer, Reed Manufacturing Company

Jane M. Earll
Esquire, (Senator, Retired)

David K. Galey
Retired, Former Treasurer and Chief Financial Officer, Greenleaf Corporation (Manufacturer)

Richard L. Greslick, Jr.
Secretary, CNB Financial Corporation; Senior Executive Vice President & Chief Operating Officer, CNB Bank

Charles "Boo" Hagerty
President, Hamot Health Foundation (Health Services)

Thomas M. Kennedy
President, Professional Development Associates, Inc. (Business and Real Estate Development)

Jerome T. Osborne, III
President, JTO, Inc. (Real Estate Developer)

Lance F. Osborne
President, Osborne Captial Group (Real Estate Investment)

Thomas W. Reams
Vice President, C. H. Reams & Associates, Inc. (Insurance)

Nick Scott, Jr.
Vice President & Owner, Scott Enterprises (Hospitality Industry)

James E. Spoden
Esquire, MacDonald Illig Jones & Britton, LLP (Law Office)

ERIEBANK Ohio Regional Board of Advisors

Dr. Lundon Albrecht
Owner, Albrecht Family Dentistry Dental Consultant, Coltene Whaledent

Jennifer Brown
Economic Development Specialist, CT Consultants (Municipal Government, Public Entities)

Richard T. Flenner, Jr.
Retired, Former President, Lake National Bank

Bryce A. Heinbaugh
Managing Partner, IEN Risk Management Consultants (Insurance Brokers & Agencies)

Richard J. Kessler
President, Society of Rehabilitation (Serves Individuals with Disabilities)

Shawn Neece
Director, NMS Certified Public Accountants

Joseph T. Svete
President, Svete & McGee Co., LPA (Law Office)

10 CNB FINANCIAL CORPORATION

FCBank, a Division of CNB Bank

J. Andrew Dale
President

Neal S. Clark
Vice President, Senior Commercial Banking

Donna M. Conley
Vice President, Commercial Banking/ Community Office Manager, Bucyrus North

Terrance E. Hamm
Vice President, Commercial Banking

John G. Hock
Vice President, Commercial Banking

Steven W. Howard
Vice President, FC Financial Services

Scot D. Lewis
Vice President, Commercial Banking

Jack L. Trachtenberg
Vice President, Private Banking

Dean J. Vande Water
Vice President, Commercial Banking

Jeffrey P. Scholl
Vice President, Market Manager

Frank Sudal
Vice President, FC Financial Services

Brian C. Bach
Assistant Vice President, Agriculture Lending

William R. Diehl
Assistant Vice President, Portfolio Manager

Bernard J. McGuinness
Assistant Vice President, Commercial Banking

Wendy L. Moreland
Assistant Vice President, Treasury Services

Jillian V. Price
Assistant Vice President, Market Manager

Thomas J. Szabo
Assistant Vice President, Commercial Banking

Jared Butler
Network Adminstrator, Facilities Officer

Annette D. Lester
Community Office Manager, Cardington Office

Michelle P. Muchow
Executive Assistant, Banking Officer

J. Ralph Parker
Senior Credit Officer

Teri A. Slate
Community Office Manager, Shiloh Office

Travis M. Smith
Banking Officer, Portfolio Manager

Elaine M. Wilson
Community Office Manager, Fredericktown Office

Christopher A. Winegardner
Community Office Manager, Worthington Office

Clara J. McClung
Community Office Assistant Manager, Worthington Office

FCBank Regional Board of Advisors

J. Andrew Dale
Chairman of the Board, President, FCBank

Joseph B. Bower, Jr.
President and Chief Executive Officer, CNB Financial Corporation, CNB Bank

Mark D. Breakey
Senior Executive Vice President & Chief Credit Officer, CNB Bank

Jennifer Carney
Partner and Co-Founder, Carney Ranker Architects, Ltd.

Patrick J. Drouhard
Retired, Former Cardington-Lincoln School District Superintendent

Richard L. Greslick, Jr.
Secretary, CNB Financial Corporation; Senior Executive Vice President & Chief Operating Officer, CNB Bank

R. Duane Hord
President, Hord Livestock, Inc. (Agriculture)

Lawrence A. Morrison
CPA and Partner, Kleshinski, Morrison & Morris, LLP (Accounting)

David Royer
Vice President of Finance & Development, Continental Real Estate Companies (Real Estate Developer)

J. Randall Schoedinger
CEO, Schoedinger Funeral and Cremation Services

Bank on Buffalo, a Division of CNB Bank

Martin T. Griffith
President

Gregory G. Emminger
Vice President, Commercial Banking

Kathleen B. Kane
Vice President, Regional Retail Market Manager

David G. Hawker
Assistant Vice President, Portfolio Manager

Holiday Financial Services Corporation, a Subsidiary of CNB Financial Corporation

BOARD OF DIRECTORS

Joseph B. Bower, Jr.
Chairman

Richard L. Greslick, Jr.
Secretary

Brian W. Wingard
Director

CORPORATE OFFICERS

Joseph P. Strouse
President

CNB Securities Corporation, a Subsidiary of CNB Financial Corporation, Wilmington, DE

BOARD OF DIRECTORS

Timothy A. Bracken
Director

Glenn R. Pentz
Director

Donald R. McLamb, Jr.
Wilmington Trust SP Services, Inc.

CORPORATE OFFICERS

Brian W. Wingard
President

Donald R. McLamb, Jr.
Treasurer, Wilmington Trust SP Services, Inc.

Elizabeth F. Bothner
Secretary, Wilmington Trust SP Services, Inc.

2016 ANNUAL REPORT HIGHLIGHTS 11

INfORmATION shAREhOLdER Annual Meeting Quarterly Share Data The Annual Meeting of the Shareholders of CNB Financial For information regarding the Corporation’s quarterly share Corporation will be held Tuesday, April 18, 2017 at 2:00 p.m. data, please refer to Item 5 in the 2016 Form 10-K. at the Corporation’s headquarters in Clearfield, PA. Market Makers Corporate Address The following firm has chosen to make a market in the CNB Financial Corporation stock of the Corporation. Inquiries concerning their services 31 S. Second Street should be directed to: P.O. Box 42 Boenning & Scattergood, Inc. Clearfield, PA 16830 1700 Market Street, Ste 1420 (814) 765-9621 Philadelphia, PA 19103 Stock Transfer Agent & Registrar (800) 842-8928 American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11219 (800) 937-5449 Form 10-K Shareholders may obtain a copy of the Annual Report to the Securities and Exchange Commission on Form 10-K by writing to: CNB Financial Corporation P.O. Box 42 Clearfield, PA 16830 ATTN: Shareholder Relations 12 CNB FINANCIAL CORPORATION

Corporate Profile

CNB Financial Corporation is a leader in providing integrated financial solutions which create value for both consumers and businesses. These solutions encompass deposit accounts, private banking, real estate, commercial, industrial, residential and consumer loans and lines of credit, credit cards, treasury services, online banking, mobile banking, merchant credit card processing, remote deposit and accounts receivable handling. In addition, the Corporation provides wealth and asset management services, retirement plans and other employee benefit plans.

CNB Bank

A subsidiary of CNB Financial Corporation, CNB is a regional independent community bank in North Central Pennsylvania with over 500 employees who make customer service more responsive and reliable. For over 150 years, the Bank has strived to be more customer-driven than its competitors and to build long-term customer relationships by being reliable and competitively priced.

CNB continually seeks innovative ways to execute a personal, quality-driven customer service strategy and prides itself on being first-to-market for many of these innovations. To satisfy customers' financial needs and expectations, it offers a variety of delivery channels, which include twenty-two full-service offices, nineteen ATMs, telephone banking (1-866-224-7314), Internet banking (www.CNBBank.bank), mobile banking, and a centralized customer service center (1-800-492-3221).

ERIEBANK

Headquartered in Erie, Pennsylvania, ERIEBANK is a division of CNB Bank. Presently, there are eight full service offices in Pennsylvania, which house its commercial, retail and Private Banking divisions. Five offices are in Erie, two in Meadville, and one in Warren, Pennsylvania. ERIEBANK also has three full-service offices in Ohio, one in Ashtabula and two in Mentor. In addition, ERIEBANK Investment Advisors provides wealth and asset management services, retirement plans and other employee benefit plans.

FCBANK

FCBank, a division of CNB Bank, is headquartered in Worthington, Ohio with nine full service offices in the communities of Bucyrus, Shiloh, Mt. Hope, Cardington, Fredericktown, Worthington, Dublin, and Upper Arlington. FCBank also has one loan production office in Lancaster, Ohio. FCBank is driven by a strong focus on meeting the financial needs of businesses and individuals in a way only a community bank can deliver. FCBank offers commercial, retail, and Private Banking services, along with wealth and asset management services through FC Financial Services.

Bank on Buffalo

Bank on Buffalo, a division of CNB Bank, was formed in 2016 and a loan production office was opened in the Electric Tower building in downtown Buffalo, New York. This loan production office was converted to a full-service office in February 2017, and two additional Bank on Buffalo full-service offices will be opened in 2017 in Williamsville and Orchard Park, New York.

Holiday Financial Services

Holiday Financial Services, a subsidiary of CNB Financial Corporation, is a consumer loan company, and currently has ten convenient office locations in State College, Bradford, Clearfield, Hollidaysburg, Erie, Ridgway, Johnstown, Ebensburg, Indiana, and Clarion, Pennsylvania.

2016 ANNUAL REPORT HIGHLIGHTS 13

Each depositor insured to at least $250,000 Backed by the full faith and credit of the United States FDIC government Federal Deposit Insurance Corporation •www.fdic.gov The common stock of the Corporation trades on the NASDAQ Global Select Market under the symbol CCNE.

CNB Financial Corporation 31 South Second Street, P.O. Box 42 Clearfield, PA 16830 800-492-3221 www.CNBBank.bank